                                                                    EXHIBIT 99.3

                                  SCHEDULE IV

      ODYSSEY AMERICA REINSURANCE CORPORATION AND SUBSIDIARIES REINSURANCE

                                 (IN THOUSANDS)

                                                  CEDED TO     ASSUMED                  PERCENTAGE
                                         GROSS      OTHER     FROM OTHER     NET        OF AMOUNT
                                        AMOUNT    COMPANIES   COMPANIES     AMOUNT    ASSUMED TO NET
                                        -------   ---------   ----------   --------   --------------
Year Ended December 31, 1998:
Life insurance in force...............  $    --   $     --     $     --    $     --          --
                                        -------   --------     --------    --------       -----
  Premiums:
  Life insurance......................  $    --   $     --     $     --    $     --          --
  Accident and health insurance.......       --         --           --          --          --%
  Property and casualty insurance.....    5,934     59,217      266,041     212,758       125.0%
  Title insurance.....................       --         --           --          --          --%
                                        -------   --------     --------    --------       -----
     Total Premiums...................  $ 5,934   $ 59,217     $266,041    $212,758       125.0%
                                        =======   ========     ========    ========       =====

                                                  CEDED TO     ASSUMED                  PERCENTAGE
                                         GROSS      OTHER     FROM OTHER     NET        OF AMOUNT
                                        AMOUNT    COMPANIES   COMPANIES     AMOUNT    ASSUMED TO NET
                                        -------   ---------   ----------   --------   --------------
Year Ended December 31, 1999:
Life insurance in force...............  $    --   $     --     $     --    $     --          --
                                        -------   --------     --------    --------       -----
  Premiums:
  Life insurance......................  $    --   $     --     $     --    $     --          --
  Accident and health insurance.......       --         --           --          --          --%
  Property and casualty insurance.....   28,398    151,896      626,120     502,622       124.6%
  Title insurance.....................       --         --           --          --          --%
                                        -------   --------     --------    --------       -----
     Total Premiums...................  $28,398   $151,896     $626,120    $502,622       124.6%
                                        =======   ========     ========    ========       =====

                                                  CEDED TO     ASSUMED                  PERCENTAGE
                                         GROSS      OTHER     FROM OTHER     NET        OF AMOUNT
                                        AMOUNT    COMPANIES   COMPANIES     AMOUNT    ASSUMED TO NET
                                        -------   ---------   ----------   --------   --------------
Year Ended December 31, 2000:
Life insurance in force...............  $    --   $     --     $     --    $     --          --
                                        -------   --------     --------    --------       -----
  Premiums:
  Life insurance......................  $    --   $     --     $     --    $     --          --
  Accident and health insurance.......       --         --           --          --          --%
  Property and casualty insurance.....   78,223    160,832      783,943     701,334       111.8%
  Title insurance.....................       --         --           --          --          --%
                                        -------   --------     --------    --------       -----
     Total Premiums...................  $78,223   $160,832     $783,943    $701,334       111.8%
                                        =======   ========     ========    ========       =====